ORION PICTURES CORPORATION SUBSIDIARIES
                               at 2/28/94


American International Pictures, Inc.  (DE)
Mintaka Films B.V.  (Netherlands)
Musicways, Inc.  (CA)
Orion Home Entertainment Corporation  (DE)
Orion Music Publishing, Inc. (CA)
Orion Pictures Distribution Corporation  (DE)
Buckminster Music Limited  (England)
Donna Music Publications  (CA)
F.P. Productions  (CA)
Brighton Productions, Inc.  (CA)
OPC Music Publishing, Inc.  (CA)
Orion Pictures Distribution  (Canada)  Inc.
Distribution De Films Orion  (Canada)  Inc.
Orion Productions, Inc.  (DE)
Orion TV Productions, Inc.  (NY)